EXHIBIT 99.2

NORTH AMERICAN MEDIA CONTACT:	EUROPEAN MEDIA CONTACT:
Ted Gartner	Rollo Head
Jessica Myers	James Leviton
Garmin International Inc.	Finsbury Group
Phone |+1 913/440-1240	Phone |+44 20 7251 3801
Phone |+1 913/440-1411
E-Mail | media.relations@Garmin.com

Garmin Ltd. intends to make a cash offer for Tele Atlas N.V.

October 31, 2007- Garmin Ltd. (NASDAQ: GRMN) announced today that it notified the supervisory and managing boards (collectively the “Boards”) of Tele Atlas N.V. (“Tele Atlas” or “the Company”) today of its intention to make a public offer for all the outstanding shares of Tele Atlas N.V. on a fully diluted basis at an indicative offer price of €24.50 in cash per share (the “Offer”), implying an equity value for the Company of €2.3 billion. The intended Offer will be subject to customary conditions, such as receipt of the requisite antitrust approvals and tender of at least 66.67% of the issued share capital. In addition to its cash balance in excess of $1 billion, Garmin has secured financing commitments sufficient for the intended Offer. Garmin plans to launch the offer before December 4, 2007 (the scheduled expiry date of TomTom's offer).

Garmin believes that a combination of Garmin and Tele Atlas provides the best value for all stakeholders for the following reasons:

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Garmin’s intended offer is a materially higher cash value for Tele Atlas’ shareholders than the offer made by TomTom, 15% higher than the offer by TomTom and a 48% premium to the undisturbed Tele Atlas share price on July 20, 2007

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A combined company will allow Tele Atlas’ employees and customers to leverage Garmin’s large worldwide user base and industry leading technology to further contribute to the creation of superior mapping coverage, quality and shared content for all of Tele Atlas’ current and future customers

•	Garmin's broad international footprint, global market share and strong balance sheet will promote the growth ambitions and prospects of Tele Atlas and its employees

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In addition to the benefits associated with the portable navigation market, a combined company will expand Garmin’s ability to serve more customers in wireless, in-dash automotive, internet, and enterprise markets by offering a broad range of solutions including content, applications, and devices.

Commenting on the announcement, Garmin CEO Dr. Min Kao said: “Given the high growth and rapid change the navigation market has undergone to date, we feel that now is the right time for Garmin to move ahead with this proposed combination with Tele Atlas. Together, we believe that we can create the best available mapping solutions for our customers around the world. We also intend to make Tele Atlas' content available to the entire navigation market on a non-discriminatory basis, promoting healthy competition, with significant benefits to the navigation market and all its consumers.”

It is Garmin’s intention that Tele Atlas, following the completion of the strategic combination with Garmin, will continue its business as a separate entity, based and headquartered in the Netherlands. Garmin wishes to retain the existing management team and all of the Tele Atlas employees and would welcome them into its global family of nearly 8,000 employees. It also strongly believes that that the increased scale of operations of the proposed combination will offer exciting and enhanced career opportunities to Tele Atlas’ employees and will create additional jobs in the Netherlands.

Calls were placed earlier today by Garmin executives to Tele Atlas executives.  Prior to this there has been no contact between the two companies or their respective advisers concerning a strategic combination. In accordance with section 9d(2) of the Dutch Securities Market Supervision Decree 1995 (Besluit toezicht effectenverkeer 1995, the "Decree"), Garmin has invited the Boards to meet with Garmin management within 7 days to discuss the intended Offer and to determine whether the intended Offer could receive the support and recommendation of each of the Boards. Garmin prefers that the intended Offer be supported by each of the Boards but such support and recommendation is not a condition to launching and consummating the Offer.

Garmin is a leading, worldwide provider of navigation, communications and information devices with subsidiaries in the United States, Canada, Taiwan, the United Kingdom, Germany, France, Brazil and Singapore with pending acquisitions in Denmark, Italy and Spain. Through its operating subsidiaries the company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products. Garmin’s projected FY 2007 revenues are nearly US$3 billion, and the company expects to ship more than 10 million devices in 2007. Garmin sells its products through a worldwide network of approximately 3,000 independent dealers and distributors in approximately 100 countries.

This is an announcement in accordance with section 9b(2)(b) and section 9d(2) of the Decree.

Garmin's key advisers are Credit Suisse Securities (USA) LLC, Wachovia Capital Markets LLC, Allen & Overy, Cleary Gottlieb Steen & Hamilton LLP, Ernst & Young, KPMG and Finsbury.

Garmin executives will discuss this transaction today at 10.00 CST/11.00 EST/15.00 GMT/16.00 CET during its third quarter earnings call. For more information, visit http://www8.Garmin.com/aboutGarmin/invRelations/irCalendar.html.

Important Information

Not for release, publication or distribution in whole or in part in Canada, Australia, Japan or Italy. In connection with the proposed Offer, Garmin expects to produce definitive offer materials, including an Offer Memorandum pursuant to Dutch law. Investors are urged to read any documents regarding the proposed Offer if and when they become available because they will contain important information regarding the proposed Offer. Investors will be able to obtain copies of such documents from Garmin, free of charge, once they are available. This announcement shall not constitute an offer to buy or the solicitation of an offer to sell any securities, nor shall there be any purchase of securities in any jurisdiction in which such offer, solicitation, purchase or sale would be unlawful prior to registration or qualification of the proposed Offer under the securities laws of any such jurisdiction. The information on Tele Atlas in this press release has been sourced from public disclosure by Tele Atlas and has not been verified by Garmin.

About Garmin Ltd.

Through its operating subsidiaries, Garmin Ltd. designs, manufactures, markets and sells navigation, communication and information devices and applications - most of which are enabled by GPS technology. Garmin is a leader in the consumer and general aviation GPS markets and its products serve aviation, marine, outdoor recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and the United Kingdom. For more information, visit Garmin’s virtual pressroom at www.Garmin.com/pressroom or contact the Media Relations department at 913-397-8200. Garmin is a registered trademark of Garmin Ltd.

Notice on Forward-Looking Statements

This announcement includes forward-looking statements. These statements are based on the current expectations of Garmin Ltd. and are naturally subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements containing words such as “intends” or “intended”. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. These factors include those discussed or identified in the filings by Garmin with the U.S. Securities and Exchange Commission in its Annual Report on Form 10-K. Garmin does not undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

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